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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 12, 1999 on our audit of the consolidated financial statements of U.S. Energy Systems, Inc. and subsidiaries included in the Annual Report on Form 10-KSB for the year ended January 31, 1999.


Richard A. Eisner & Company, LLP


New York, New York
February 23, 2000